Exhibit 99.1

RE:	MHI Hospitality Corporation
814 Capitol Landing Road
Williamsburg, VA 23185
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:

Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 220-5400	(312) 640-6768

WEDNESDAY, SEPTEMBER 14, 2005

MHI HOSPITALITY CORPORATION ANNOUNCES CONTRACT TO ACQUIRE

PROPERTY IN HOLLYWOOD FLORIDA

Williamsburg, VA – September 14, 2005 – MHI Hospitality Corporation (AMEX: MDH), announced today that the company has signed a purchase and sale contract with MCZ/Centrum Florida VI Owner, L.L.C. (the “Developer”), to purchase an interest in a hotel condominium property in Hollywood, Florida. The property last operated as the Ambassador Resort. The developer will renovate the hotel and complete a condominium conversion, after which time MHI Hospitality Corporation, through an affiliate, will purchase the commercial spaces of the hotel. MHI will retain the services of MHI Hotels Services LLC to operate the hotel, and will seek to franchise with a well-known national hotel brand.

The existing property lies on the barrier island between the intracoastal waterway and the Atlantic Ocean, and once renovations are completed, is expected to include a marina and beach club in addition to the existing outdoor resort pool and meeting space. Capitalizing on the current demographic expansion in the Miami-Boca Raton corridor, Hollywood is experiencing a significant period of revitalized growth, benefiting in particular from the addition of the Westin Diplomat Resort and Spas and contiguous convention center.

Renovation of the Ambassador Resort commenced in June and is expected to be completed in the fall of 2006. Closing of the transaction is contingent on a variety of factors including MHI’s ability to secure a franchise for the hotel.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of midscale and upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the portfolio consists of seven properties for a total of 1,675 rooms, the majority of which operate under the Hilton and Holiday Inn

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MHI Hospitality Corporation

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brands. The company has been added to the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.